EXHIBIT 10.3

PEDIATRIX MEDICAL GROUP, INC.
AMENDED AND RESTATED STOCK OPTION PLAN
STOCK OPTION GRANT

A Stock Option (“Option”) is hereby granted by Pediatrix Medical Group, Inc., a Florida corporation (“Company”), to the employee named below (“Optionee”), for and with respect to common stock of the Company, $.01 par value per share (“Common Stock”), subject to the following terms and conditions:

Name of Optionee:

Number of Shares
Subject to Option:

Option Price Per Share:

Date of Grant:

1.	Grant of Option. Upon the terms and subject to the conditions set forth herein and in the Pediatrix Medical Group, Inc. Amended and Restated Stock Option Plan (“Plan”), the terms of which are hereby incorporated by reference, and in consideration of the agreements of the Optionee set forth herein, the Company hereby grants to the Optionee an option, to purchase from the Company the number of shares of Common Stock set forth above. This Grant of Stock Options does not constitute an employment contract. It does not guarantee employment for the length of the vesting schedule or for any portion thereof.

2.	Term of Option. The term of the Option shall be 10 years, subject to extension pursuant to the terms of the Plan.

3.	Exercise Schedule. The Option shall become vested and exercisable according to the following schedule:

Exercise Period

Number of Shares
Subject to Option	Vesting Date	Expiration Date

4.	Acceptance by the Optionee. The exercise of the Option is conditioned upon the acceptance by the Optionee of the terms and conditions set forth herein and in the Plan, as amended from time to time, as evidenced by his execution of this agreement and the return of an executed copy hereof to the Secretary of the Company no later than 30 days from the date the Option is granted.

5.	Notice of Exercise. Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised, shall be delivered by the Optionee, or his personal representative in the event of the Optionee’s death, (i) by delivering such notice to the principal executive offices of the Company or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company.

6.	Exercise; No Transfer of Option. The Option may be exercised only by the Optionee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

7.	Cancellation; Change. In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number of designation of the Common Stock shall be made, this agreement shall be delivered by the Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

[8.	Restrictive Covenants and Return of Option Gains. In consideration for the Company’s grant of this Option to the Optionee, and for the valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Optionee agrees to the following:

(a)	In the event that (i) the Optionee exercises any portion of this Option and the Optionee’s continuous service terminates for any reason whatsoever within twelve (12) months after such exercise, and (ii) during the Optionee’s continuous service or within twelve (12) months after termination of such continuous service, the Optionee violates any non-competition, non-solicitation, or confidentiality agreement with the Company or any Related Entity, including without limitation, any agreements contained in Section (b) and (c) of this Section 8, the Committee in its sole discretion, may require the Optionee to return the Option Gain to the Company upon written demand. “Related Entity” shall be defined as any subsidiary of the Company, and any business, corporation, partnership, limited liability company or other entity designated by the Board in which the Company or any of its subsidiaries holds a substantial ownership interest, directly or indirectly, as well as any professional association, corporation or partnership that is affiliated with the Company. “Option Gain” shall be defined as the gain represented by the Fair Market Value of a Share on the date of exercise less the exercise price, multiplied by the number of Shares that the Optionee purchased as a result of the exercise of the Option, without regard to any subsequent market price decrease or increase.

(b)	The Optionee shall hold in a fiduciary capacity for the benefit of the Company all information, knowledge or data relating to the Company or any Related Entity and their respective businesses which the Company or any Related Entity consider to be proprietary, trade secret or confidential, that the Optionee obtains or has previously obtained during his or her continuous service and that is not public knowledge (other than as a result of the Optionee’s violation of this provision) (the “Confidential Information”). The Optionee shall not directly or indirectly use any Confidential Information for any purposes not associated with the activities of the Company or any Related Entity, or communicate, divulge or disseminate Confidential Information to any person or entity not authorized by the Company or any Related Entity to receive it at any time during or after termination of Optionee’s continuous service, except with the prior written consent of the Company or as otherwise required by law or legal process.

(c)	For a period of nine months after the termination of the Optionee’s continuous service, for any reason, voluntary or involuntary, the Optionee shall not, without the written consent of the Company, directly or indirectly solicit, entice, persuade or induce any person to leave the continuous service, or employ or attempt to employ or enter into any contractual arrangement with any employee or former employee (other than a former employee who has not been employed by the Company or any Related Entity for a period in excess of six months), of the Company or any Related Entity (other than persons employed in a clerical, non-professional or non-management position).

(d)	The Optionee understands and agrees that the restrictions set forth above, including, without limitation, the duration and the business scope of such restrictions, are reasonable and necessary to protect the legal interests of the Company and the Related Entities. The Optionee further agrees that the Company and the Related Entities shall be entitled to seek injunctive relief in the event of any actual or threatened breach of such restrictions. If any provision of this Section 8 is determined to be unenforceable by any court, then such provision shall be modified or omitted only to the extent necessary to make the remaining provisions of this Section 8 enforceable.]

9.	Florida Law Governs. The Option and this agreement shall be construed, administered and governed in all respects under and by the laws of the State of Florida without regard to conflicts of laws principles thereof.

10.	Inconsistencies. In the event of any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern and the inconsistent terms hereof shall be deemed stricken.

“COMPANY”

PEDIATRIX MEDICAL GROUP, INC.

By:
Title:

The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.

“OPTIONEE”

Name:

Date: